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Exhibit 10.31

November 8, 1999

Option Care, Inc.
100 Corporate North, Suite 212
Bannockburn, Illinois 60015
Attn: Michael Siri

         RE: LOAN AND SECURITY AGREEMENT DATED AS OF FEBRUARY 5, 1999 AMONG BANK OF AMERICA, NATIONAL ASSOCIATION, SUCCESSOR-IN-INTEREST TO BANKAMERICA BUSINESS CREDIT, INC., AS LENDER, OPTION CARE, INC., INDIVIDUALLY AND AS BORROWER'S AGENT, AND OPTION CARE, INC. AND EACH OF THE SUBSIDIARIES OF OPTION CARE, INC., AS BORROWERS (AS THEREAFTER AMENDED, MODIFIED, RENEWED OR RESTATED, THE "LOAN AGREEMENT")

Dear Mr. Siri:

In accordance with Section 7.5(c) of the Loan Agreement and Section 1.15(c) of the Trust Subordination Agreement (as such term is defined in the Loan Agreement) and as a result of the Borrowers' compliance with the provision contained in Section 7.5(b)(i) of the Loan Agreement and Section 1.15(b) of the Trust Subordination Agreement, Bank of America hereby consents to the termination by the Borrowers' Agent of the Northern Letter of Credit.

Sincerely,

Paula K. Berry
Vice President